UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 10, 2020

Date of Report

(Date of earliest event reported)

OZOP SURGICAL CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-55976	35-2540672
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 Sandfort Ln., Warwick NY 10990

(Address of principal executive offices, including zip code)

(845) 544-5112

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 10, 2020, Ozop Surgical Corp. (the “Company”) closed the stock purchase agreement (the “SPA”) with Power Conversion Technology, Inc., a Pennsylvania corporation (“PCTI”) and Catherine Chis, the sole shareholder of PCTI. Under the terms of the SPA, the Company acquired one thousand (1,000) shares of PCTI, which represents all of the outstanding shares of PCTI, from Catherine Chis in exchange for a cash payment of $400,000.00 and the issuance of 47,500 shares of the Company’s Series C Preferred Stock, 18,667 shares of the Company’s Series D Preferred Stock, and 500 shares of the Company’s Series E Preferred Stock to Catherine Chis. the stock purchase agreement with PCTI closed.

BUSINESS

Introduction

PCTI was incorporated in the State of Pennsylvania on August 28, 1991, serving both military and industrial customers in the power conversion market. The two founders over the past 29 years created a globally recognized company for high power solutions in DC Power Supplies (5KW to 2MW), battery chargers (5KW to 2MW), frequency converters (5KVA to 1MVA), and power inverters to (5KVA to 2MVA).

The Market

PCTI has been recently investigating renewable energy as a new market position that not only supports the current markets that PCTI serves, but those that will support the future of the Company.

The rapid growth of the global renewable energy market has allowed for very significant opportunities in a variety of industries, with manufacturing being the largest. Of the renewable energy segments, the solar energy segment presents good opportunity for PCTI. The three major components of a solar energy system are modules, racking and inverters, while energy storage is also being applied at a rapid pace. In certain markets the grid has become so saturated with distributed renewable energy that energy storage components are required for any solar array. Renewables, specifically wind and solar, on the US grid increased 11% in 2019 and are expected to increase 13% in 2020. As nuclear reactors and coal fired power stations come offline, renewables will continue to replace that generation on the grid. The worldwide renewable energy market was valued at $928 Billion in 2017 and is expected to reach $1,512 Billion by 2025, registering a CAGR of 6.1% from 2018 to 2025.

Currently, energy storage technologies are being designed to back up the variable nature of renewables. The service that energy storage provides to renewables also applies to the traditional grid as well. Energy storage can be a valuable component to the grid with or without renewables by holding power when the transmission lines are most congested and delivering power when the lines have more capacity. This could even allow energy storage to be used as a less expensive alternative to extending the network of transmission lines.

Market Need

Today’s need of energy storage to provide frequency regulation is very relevant, but it will soon be just as valuable for energy storage to address capacity issues as well. Frequency regulation is a function of an energy storage system that is part of a renewable energy system in which the energy storage system is charged or discharged in response to the needs of the customer and of the grid. This is a direct function of the demand, use, and load needs of a customer or on a grid.

Today, energy storage is becoming continuingly less expensive because of the direct function it provides for the variability of renewable energy. Solar and wind energy systems provide production as a result of weather, geography and natural events. Energy storage provides the capability to move the energy produced from renewable sources to its end users in a more consistent manor.

Now that energy storage is becoming more affordable, utilities and grid operators are not beginning to see the benefit aside from frequency regulation but also addressing the capacity issues that have been a burden to them for years. When demand for electricity rises, a grid operator requests a natural gas plant to produce more energy, and when demand for electricity decreases, the grid operator tells that plant to produce less. But it takes time to ramp generation up and down. Energy storage gives grid operators more control over the production and movement of that electricity therefore giving them the ability to hold electricity back when the value is low and provide more when the value is higher.

In short, renewable energy has brought the cost of energy storage down and now that it is affordable, its value is increasing due to the many different ways it can be used.

Current Opportunities in the Energy Storage Market

The states and territory listed below have an immediate need for energy storage in that there are already incentive programs being implemented to provide a boost to this technology being applied and manufactured at a lower cost. PCTI’s existing line of battery chargers and inverters could serve approximately 10% of the energy storage costs and could directly be applied to the funds that are to be dispersed to energy storage projects. Following are a review of local energy storage incentives for projects.

●	NY

●	$40M to be allocated to energy storage as an adder to solar projects
●	Funds are allocated on a “first come first serve” basis
●	Required to be co-located with Solar

●	NJ

●	$14M Earmarked
●	The funds will be bid on through an application/auction process
●	Required to be co-located with Solar

●	CA

●	$830M through 2025
●	Funds are allocated on a “first come first serve” basis through 2025
●	Preference to be co-located with renewables

●	NV

●	$10M to be allocated to energy storage as an adder to solar projects
●	Funds are allocated on a “first come first serve” basis
●	Required to be co-located with Solar

●	MA

●	Uncapped incentive per customer
●	Funds are allocated on a “first come first serve” basis
●	Required to be co-located with Solar

●	MD

●	$750k/year through 2022 (unused funds cannot be rolled over)
●	Funds are allocated on a “first come first serve” basis per year
●	All Storage Technologies

●	HI

●	Energy Storage Required on any distributed energy project
●	Grid’s/Circuits are so saturated with solar energy that the utilities require Energy Storage with any new distributed energy project to protect the grid from being further back fed.

●	PR

●	920MW of batteries to be installed 2019-2022
●	20-year plan to modernize the grid just announced

Business Strategy

PCTI has the technology and capability to enter the solar inverter and energy storage market since many of these technologies are being manufactured outside of the US. The US has a manufacturing sector for racking and a small sector for modules, but inverters and energy storage are not as robust. PCTI is working to bring a line of both solar inverters and stationary energy storage products to market.

The current solar inverter market is dominated by five companies: SMA, CPS Solar, SolarEdge, Solectria and Enphase. PCTI is planning to develop a line of large commercial/industrial inverters for the solar industry which are in a similar space as their current line of inverters. PCTI will also analyze the utility inverter market for large scale/utility solar and wind generation. The Company will continue to evaluate the residential and small commercial inverter market to determine if this is a segment to enter in the future.

PCTI wants to engage the energy storage market. Developing an energy storage product will not only provide the current needs to the renewable energy and utility markets of frequency regulation but also the long-term needs of addressing capacity issues that exist with or without renewable energy. PCTI is also currently using its unique mobile energy storage inverters and battery chargers to expand upon its capabilities within the maritime and container terminal industry.

PCTI is analyzing the best way to apply their technology to the rapidly growing EV industry also zeroing in and EV charging stations. PCTI is analyzing the potential of providing the infrastructure for EV charging hubs for passenger vehicles and heavy duty EVs. The heavy duty EV market has seen rapid growth in School Busses, Drayage Trucks, Yard Hostlers, etc. and the costs of manufacturing these heavy duty EV’s has been decreasing rapidly, creating a need for heavy duty EV charging stations. The Heavy-Duty Truck Electrification Market puts the compound annual growth rate at 14.3% and $25.5 Billion by 2027. The Global Electric Vehicle Market, valued at $118 Billion in 2017, is expected to reach $567 Billion by 2025 a compound annual growth rate of 22.3%. Similar to heavy duty trucks and multiple EV charging stations, electric vessels for marine applications such as ferry boats are growing and present an opportunity for PCTI battery chargers.

PCTI sees an opportunity in entering the solar inverter market by using their existing technologies and applying them directly to the needs of solar inverters. They will be analyzing the existing market of foreign made inverters to provide a more substantial American made option. It will be the goal of PCTI to determine how to get the price point to be competitive as well as make sure new safety and fire codes are applied to their product as more states and countries are adopting those codes like rapid shutdown technology. The global solar inverter market is projected to be at $12.8 Billion in 2020 and to grow at a compound annual growth rate of 15.5% from 2020 to 2025. The major solar energy inverter manufacturers at present are CPS Solar, SMA, Solectria/Yaskawa, and SolarEdge.

Products

PCTI has four main product lines: DC Power Supplies from 5KW to 2MW, Battery chargers from 5KW to 2MW, DC/AC inverters to 1.5MVA and Frequency converters up to 1MVA.

Apply Technology to Various Types of Energy Storage

PCTI has the advantage of being able to apply its battery chargers and inverters to any type of energy storage system. As the cost, safety, relevance of the many types of energy storage change in the years to come, they will all need battery chargers and inverters. Following are the various types of technologies used for energy storage; PCTI has provided equipment for many of these applications for a number of years.

○	Batteries

●	Lithium Ion
●	Flow
●	Lead Acid
●	Sodium

○	Mechanical Systems

●	Fly Wheel
●	Pumped Hydro Power

○	Emerging Technologies

●	Compressed Air
●	Superconducting Magnets
●	Underground Pumped Storage
●	Hydrogen Storage

Microgrids

Microgrids are becoming more necessary not just as a way to provide electricity to a remote region but also as a source of resiliency. Whether the entity is critical to society like a hospital, police station or container terminal or sees the financial benefit of remaining on and operational like a manufacturer or food processor, a microgrid provides that unique function. Because PCTI’s inverters and battery chargers are in the highest power segments, they are uniquely suited for microgrid applications.

Following are the main functions and components of commercial or utility scale microgrids

●	Generate Electricity on Site

●	Renewables
●	Backup Generators

●	Convert & Store the energy on site

●	Inverters between generation and storage/use
●	Energy Storage & Battery Chargers

●	Software & Controls

●	Ability to remain connected to the grid or operate in “Island” mode
●	Analyze usage & production habits to adapt to

Utility Scale Energy Storage

Utility Scale Energy Storage offers a number of advantages to the grid operators, power generators and end users. By incorporating energy storage into different sections of the grid it allows renewables to be more efficient in dispersing energy when demand is high. It allows utilities to be able to hold onto energy and release it in relation to usage trends. By performing these functions and others it makes the energy on the grid more efficient and less expensive for the end user as well as providing more stability and resiliency when demand is high and brown outs are common. Because PCTI’s inverters and battery chargers are in the highest power segments, they are uniquely suited for the larger utility scale applications.

Following are Utility Scale Energy Storage applications.

●	Applications for Pumped Hydro Systems

●	Utility Scale Renewables
●	Wind & Solar
●	Providing a smooth output from these resources to the grid
●	Providing Energy Storage solutions where the grid is oversaturated

●	Transmission & Distribution System

●	New resource for grid operators and utilities to maintain stability
●	Provide load function, holding energy when prices are low
●	Provide generating function, dispersing energy when prices are high

Competition

There are different competitors for each product line that are also further divided by power segment. Supporting the market with high power products, we have limited the competition and commoditization of products. We compete as a solution driven company, providing PCTI with better margins and larger order values. As we are moving the direction of the company into the renewable energy storage market space, we have recognized some of the competitors have strong brand names. PCTI offers a larger breath of product offering in these power ranges while our competition is fragmented in this area. PCTI’s experience, technology and flexibility provide a great advantage over other competitors.

We compete with many companies in the various application segments including larger, more established companies with substantial capabilities, personnel and financial resources.

PCTI is positioning themselves to compete in the high-power segment, with a focus on renewable energy and EV markets. These two segments are continuously looking to advance their products, which makes it difficult for the larger companies to adjust. This is how PCTI will have an advantage to compete as a solution driven company.

Many of our competitors have a larger presence in global territories. PCTI is also looking to expend their global footprint.

Competition for all product lines is fragmented with the exception of 400Hz Frequency Converters for ground power for aircraft. This market is very competitive in the United States and margins are thin. PCTI’s expansion into energy storage applications will aid in diversifying the current portfolio move into the battery charger, inverter and DC power supply product lines, and move away from frequency converters for aircraft ground support. Due to the breadth of our product lines and because worldwide expertise is limited in power conversion, in most of our product markets, PCTI is one of the few companies that can provide power ratings above 100KW. For DC power supplies, the primary domestic competitor includes Dynapower. For high current battery chargers, there are no domestic competitors, and -one international competitor, Wartsila-Jovy Atlas in Germany. There are no domestic competitors for DC/AC inverters in PCTI’s power niche. For frequency converters for aircraft ground support, domestically there is FCX Systems, Unitron, and a few others.

PCTI is a custom power electronics manufacturer. More than 50% of our production is custom tailored to the specific requirements of the customer.

IP

PCTI has a 29-year design library that includes all four product lines as well as some related equipment. One of our advantages over our competitors is our proprietary digital signal processing (DSP) control currently in our 7th generation. We believe that none of our competitors are using this sophisticated control topology at this time. DSP control permits great flexibility in our designs, allowing us to produce a great variety of designs in a shorter period of time than other competitors. DSP allows for real-time control and monitoring of the equipment which is faster than sequential control. This provides significant performance improvement as well as energy savings in the equipment.

PCTI additionally has trade secrets and know-how related to the design, manufacture, and testing of the equipment.

Research and Development

To maintain our level of continuous innovation, PCTI conducts numerous internal R&D projects. Additionally, the unique needs and applications of our customers require that we conduct R&D and engineering in order to provide them with the needed solutions and products.

Marketing and Customers

Following include a partial listing of PCTI current and past customers:

BAE Systems, General Dynamics, Bechtel International Systems, Inc., Boeing, Ford Motor Company, General Motors, NASA, Raytheon Missile Systems, Eaton/Cutler Hammer, General Motors Power Train Division, Delphi Automotive, Caterpillar, Mitsubishi, Occidental Petroleum, Gulf Stream, Vermont Yankee Nuclear, Exelon Nuclear, Georgia Power, Westinghouse Science & Technology Center, Royal Dutch Navy, Ecuador Navy, US Army, US Air Force, US Navy, Pakistani Air Force, Italian Navy, Canadian Navy, Bangladesh Air Force, Electric Boat, General Dynamics, Republic Specialty Metals, Fluor Marine Propulsion, Rolls Royce, First Energy, Windstax Energy, US Air National Guard, US Army Corps of Engineers, Naval Surface Warfare Center, Concurrent Technology Corp., Scientific Research Corp., Lockheed Martin, General Electric, Constellation Nuclear, Wolf Creek Nuclear, Southern Nuclear, Constellation Nuclear, WESCO, Duquesne Light, Western Area Power Administration, SEPTA, Solar Turbines, Inc., Solar Signals, Hazelett Strip Casting, Bureau of Reclamation, Mi-Jack Products, Gexpro, ITT Flygt, LADWP, Transair, Hughes Research, and Argon Corp.

Corporate Office

Our principal executive office is located at 32 Sandfort Ln., Warwick, NY 10990. Our main telephone number is (845) 544-5112. PCTI leases approximately a 12,000 square foot manufacturing facility located at 789 East Butler Road, Butler, PA 16002. PCTI’s main phone number is (724) 452-5787. Annual Reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through the Securities and Exchange Commission’s website at www.sec.gov as soon as reasonably practicable after those reports are electronically filed with or furnished to the SEC.

Employees

As of the date of this filing, PCTI currently employ eleven full time and two part time employees. We have contracts with various independent contractors and consultants to fulfill additional needs, including investor relations, exploration, development, permitting, and other administrative functions, and may staff further with employees as we expand activities and bring new projects on line.

Legal Proceedings

We are not involved in any pending legal proceeding or litigations and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on the Company.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the SPA, Catherine Chis was issued 47,500 shares of the Company’s Series C Preferred Stock, 18,667 shares of the Company’s Series D Preferred Stock, and 500 shares of the Company’s Series E Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statement of PCTI will be filed as an amendment to this Form 8-K as soon as practicable, within 75 days of the closing of the SPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2020

OZOP SURGICAL CORP.

By:	/s/ Brian Conway
Name:	Brian Conway
Title:	Chief Executive Officer